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                                                                     EXHIBIT 5

                             HARTMAN & CRAVEN LLP
                                460 Park Avenue
                           New York, New York 10022

                                                   April 24, 1998

CAM Designs Inc.
Birmingham Road
Allesley
Coventry CV59QE
United Kingdom

             Re:   Registration Statement on Form S-3
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Dear Sirs:

         We are acting as counsel to CAM Designs Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to (i) 954,000 shares (the "Conversion Shares") of the Company's common stock, $0.001 par value per share ("Common Stock"), which are issuable upon conversion of 800 shares of the Company's Series A Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock") and (ii) 56,000 shares of Common Stock (the "Warrant Shares") which are issuable upon exercise of warrants (the "Warrants") outstanding pursuant to a Stock Purchase Warrant, dated March 31, 1998 (the "Warrant Agreement"). The Conversion Shares and the Warrant are hereinafter collectively referred to as the "Shares".

         In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Certificate of Designations, Preferences and Rights dated March 27, 1998 and filed with the Secretary of State of the State of Delaware (the "Certificate of Designation"); (ii) the Warrant Agreement; (iii) the Registration Statement (including the exhibits thereto) and the Prospectus contained therein; (iv) the Company's Certificate of Incorporation, as amended and By-laws, as amended; and (v) the minute books and other records of corporate proceedings of the Company, as made available to us by officers of the Company; and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

         For purposes of this opinion we have assumed the authenticity of an documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures

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on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to factual matters of officers and other representatives of the Company. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the laws of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares to be issued by the Company upon the conversion of the Preferred Stock and the exercise of the Warrants have been duly authorized and reserved for issuance and, when certificates for the Shares have been duly executed by the Company, countersigned by a transfer agent, duly registered by a registrar for the Shares and issued and paid for in accordance with the terms of the Certificate of Designation and the Warrant Agreement, the Shares will be validly issued, fully paid and non-assessable.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                       Very truly yours,

                                       /s/HARTMAN & CRAVEN LLP